Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

ABS New Transaction

Final Term Sheet

$1,620,000,000

(Approximate)

CWHEQ, Inc.

Depositor

CWHEQ REVOLVING HOME EQUITY LOAN TRUST,

Series 2006-F

Issuing Entity

Revolving Home Equity Loan Asset Backed

Notes, Series 2006-F

HOME LOANS

Sponsor and Master Servicer

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is final.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

Prepared: June 30, 2006

$1,620,000,000 (Approximate)

Revolving Home Equity Loan Trust, Series 2006-F

REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2006-F

Class	Approximate Amount (1)	Note Rate	WAL (Years) Call/ Mat (2)	Payment Window (Months) Call/Mat (2)	Last Scheduled Payment Date	Expected Rating (S&P/Moody’s)
1-A	$222,000,000	LIBOR + 0.14(3)	2.27 / 2.44	1 – 66 / 1 – 136	November 2031	AAA / Aaa

2-A-1A	$1,398,000,000	LIBOR + 0.14(4)	2.27 / 2.44	1 – 66 / 1 – 135	October 2031	AAA / Aaa

2-A-1B	$130,000,000	Not Offered Herein			October 2031	AAA / Aaa

3-A	$130,000,000	Not Offered Herein			October 2031	AAA / Aaa

Total	$1,750,000,000

(1)	Subject to a permitted variance of +/- 10%.

(2)	Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of June 30, 2006.

(3)	Subject to the lesser of (a) a fixed cap of 16.00% and (b) the Net WAC related to Group 1. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).

(4)	Subject to the Net WAC related to Loan Group 2. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

Transaction Participants

Underwriter:	Countrywide Securities Corporation.

Originator:	Countrywide Home Loans, Inc. (“Countrywide”).

Sponsor and Master Servicer:	Countrywide.

Depositor:	CWHEQ, Inc. (a limited purpose finance subsidiary of Countrywide Financial Corporation).

Custodian:	Countrywide Bank, N.A., a division of Countrywide Bank, N.A. (an affiliate of the Sponsor and Master Servicer).

Note Insurer:	Financial Security Assurance Inc.

Pool Policy Provider:	United Guarantee Mortgage Indemnity Company.

Indenture Trustee:	JPMorgan Chase Bank, National Association.

Co-Trustee:	Chase Bank USA, National Association.

Owner Trustee:	Wilmington Trust Company.

Relevant Dates

Expected Closing Date:	June 30, 2006.

Expected Settlement Date:	June 30, 2006.

Cut-off Date:	June 23, 2006.

Interest Period:	Except with respect to the first Payment Date, the interest accrual period with respect to the Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. For the first Payment Date, the Notes will accrue interest from the Closing Date through August 14, 2006.

Payment Date:	The fifteenth (15th) day of each month (or, if not a business day, the next succeeding business day), commencing August 15, 2006.

Collection Period:	With respect to any Payment Date, the calendar month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of July 2006.

The Mortgage Loans

Description of Mortgage Loans:	The Trust will consist of two groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the “Group 1 Mortgage Loans”, “Group 2 Mortgage Loans”, and each, a “Loan Group”). The Group 1 and Group 2 Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage Loans delivered to the Trust on the Closing Date is expected to have a Cut-off Date Balance of at least $1,362,000,000 (subject to a variance of +/-

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

5%). The Group 1 Mortgage Loans are expected to have credit limits that conform to Freddie Mac and Fannie Mae guidelines. The Group 2 Mortgage Loans will have credit limits that may or may not conform to Freddie Mac and Fannie Mae guidelines. The information presented in this Final Term Sheet for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of the cut off date. The remaining terms to scheduled maturity and ages of the statistical pool of Mortgage Loans, as presented herein, have been rolled to June 23, 2006 to more accurately represent the Mortgage Loans as of the Cut-off Date. The characteristics of the pool of Mortgage Loans actually delivered to the Trust on the Closing Date will not vary materially from the information presented herein.

Prefunding:	If the Cut-off Date Balance of the Mortgage Loans transferred to the Trust on the Closing Date with respect to a Loan Group is less than the initial aggregate note principal balance of the related class of Class A Notes, the Sponsor will deposit funds equal to the difference in one of the two pre-funding accounts, each with respect to a Loan Group (each, an “additional loan account” related to that Loan Group), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of July 2006 (the “Prefunding Period”), to acquire additional mortgage loans for the related Loan Group. Any amounts remaining in a pre-funding account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the related class of Class A Notes on the Payment Date in August 2006.

HELOC Amortization:	The Mortgage Loans are adjustable rate, home equity lines of credit (“HELOCs”) which may be drawn upon generally for a period (the “Draw Period”) of five (5) years (which, in most cases, may be extendible for an additional five (5) years with Countrywide’s approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a ten (10), twenty (20) or twenty-five (25) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 13.22% of the Group 1 Mortgage Loans and approximately 24.95% of the Group 2 Mortgage Loans in each case by aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date will have underlying senior mortgages that are negative amortization loans.

HELOC Accretion:	If the sum of additional balances created from new draws on the Mortgage Loans in a Loan Group exceeds the principal collections from the Mortgage Loans in that Loan Group in a Collection Period, then the difference (the “Net Draws”) will be advanced by the Master Servicer and thereafter be purchased by the issuing entity for that Loan Group with funds advanced by the holder of the R-1 Certificates. Net Draws may be also created during the Rapid Amortization Period during which the use of principal collections on the Mortgage Loans to fund additional balances created by new draws may be restricted. The holder of the R-1 Certificates will be entitled to the repayment of the amount of such Net Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage Loans, as described below. The Net Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:	The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

The Notes

Description of the Notes:	The Class 1-A, Class 2-A-1A and Class 2-A-1B Notes (collectively, the “Class A Notes” or “Notes”) will be issued by CWHEQ Revolving Home Equity Loan Trust, Series 2006-F (the “issuing entity”). As of the Closing Date, the aggregate note principal balance of the Class A Notes will be $1,750,000,000 (subject to a permitted variance of +/- 10%).

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

Offered Notes:		The “Offered Notes” consist of the Class 1-A Notes and the Class 2-A-1A Notes.

Non-Offered Notes:		The “Non-Offered Notes” consist of (i) the Class 2-A-1B Notes (together with the Class 2-A-1A Notes, the “Class 2-A Notes”), (ii) the Class 3-A Notes, and (iii) the Class C, Class R-1 and Class R-2 Certificates are not offered herein (together the “Certificates”). In addition, the issuing entity is expected to issue the Class 3-A Notes (the “Class 3-A Notes”) that will be secured by the Class 2-A-1B Notes and have the benefit of a swap agreement entered with a swap provider. The Offered Notes will not benefit from the swap contract on the Class 3 A Notes.

Federal Tax Status:		It is anticipated that the Notes will represent REMIC regular interests for federal income tax purposes.

Registration:		The Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Note Rate:		Except as noted below, the Class A Notes will accrue interest during each Interest Period at a rate equal to the lesser of (a) the one-month LIBOR, plus the applicable margin, (b) the applicable Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days and (c) 16.00% (only for the Class 1-A and Class 2-A-1B Notes). The Class 2-A-1A Notes also may receive payments as described under “Derivative Contract” below. With respect to the initial Interest Period only, the LIBOR rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

Net WAC:		The “Net WAC” of the Group 1 or Group 2 Mortgage Loans means the weighted average of the loan rates of the Group 1 and Group 2 Mortgage Loans (as applicable), adjusted to an effective rate reflecting the accrual of interest based on an actual/360 day basis, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the Collection Period relating to the Payment Date, net of the Expense Fee Rate.

Expense Fee Rate:		For any Payment Date, the “Expense Fee Rate” shall be an amount equal to the sum of (i) the servicing fee rate, (ii) the note insurer premium rate, (iii) with respect to only those loans covered under the UGI Policy as described below, the loan insurance premium and (iv) commencing with the Payment Date in August 2007, 0.50%.

Basis Risk Carryforward:		On any Payment Date the “Basis Risk Carryforward” for each class of Class A Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such class of Class A Notes during the related Interest Period without giving effect to the related Net WAC cap, over (b) the amount of interest that actually accrued on such class of Class A Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid on that class from prior Payment Dates together with accrued interest thereon at the applicable Note Rate without giving effect to the related Net WAC cap. The Basis Risk Carryforward will be paid to a class of Class A Notes to the extent funds are available from the Mortgage Loans in the related Loan Group as set forth in “Distributions of Interest” below and, with respect to the Class 2-A-1A Notes, from proceeds received from the Class 2-A-1A Derivative Contract.

Group 1
Distributions of Interest:		Investor Interest Collections (as described below) for the Group 1 Mortgage Loans are to be applied in the following order of priority:

	1.	Noteinsurance policy premium to the Note Insurer;

	2.	Accrued monthly interest on the Class 1-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward);

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

	3.	To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date;

	4.	To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates to the extent not previously reimbursed, absorbed or funded;

	5.	To the Class 2-A Notes, pro rata, accrued monthly interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Investor Interest Collections from the Group 2 Mortgage Loans;

	6.	Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 1 Mortgage Loans;

	7.	After the sixth Payment Date, first to pay down the Class 1-A Notes to create and maintain the required level of overcollateralization and second to pay down the Class 2-A Notes, pro rata, to maintain the required level of overcollateralization with respect to the Class 2-A Notes (after the application of Investor Collections for the Group 2 Mortgage Loans on that Payment Date);

	8.	To the Class 2-A Notes, pro rata, in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Investor Interest Collections related to the Group 2 Mortgage Loans;

	9.	To the Class 2-A Notes, pro rata, in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates, to the extent not covered by Investor Interest Collections related to the Group 2 Mortgage Loans and not previously reimbursed, absorbed or funded (as provided in the indenture);

	10.	Payment of any other amounts owed to the Note Insurer with respect of the Group 1 Mortgage Loans;

	11.	Payment to the Master Servicer of amounts to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 1-A Notes;

	12.	Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 2 Mortgage Loans;

	13.	Basis Risk Carryforward related to the Class 1-A Notes; and

	14.	Any excess cash flow to the issuing entity for the payment to the Certificates under the trust agreement.

Group 2 Distributions of Interest:		Investor Interest Collections (as described below) and amounts received on the Class 2-A-1A Derivative Contract with respect to item (13) below for the Group 2 Mortgage Loans are to be applied in the following order of priority:

	1.	Note insurance policy premium to the Note Insurer;

	2.	Accrued monthly interest on the Class 2-A Notes, pro rata, together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward);

	3.	To the Class 2-A Notes, pro rata, in respect of Investor Loss Amounts allocable to such Notes for such Payment Date;

	4.	To the Class 2-A Notes, pro rata, in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates to the extent not previously reimbursed, absorbed or funded;

	5.	To the Class 1-A Notes, accrued monthly interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Investor Interest Collections from the Group 1 Mortgage Loans;

	6.	Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 2 Mortgage Loans;

	7.	After the sixth Payment Date, first to pay down the Class 2-A Notes, pro rata, to create and maintain the required level of overcollateralization and second to pay down the Class 1-A

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

Notes to maintain the required level of overcollateralization with respect to the Class 1-A Notes (after the application of Investor Collections for the Group 1 Mortgage Loans on that Payment Date);

	8.	To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Investor Interest Collections related to the Group 1 Mortgage Loans;

	9.	To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for previous Payment Dates, to the extent not covered by Investor Interest Collections related to the Group 1 Mortgage Loans and not previously reimbursed, absorbed or funded (as provided in the indenture);

	10.	Payment of any other amounts owed to the Note Insurer with respect of the Group 2 Mortgage Loans;

	11.	Payment to the Master Servicer of amounts to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 2-A Notes;

	12.	Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 1 Mortgage Loans;

	13.	Basis Risk Carryforward related to the Class 2-A Notes, pro rata, (with respect to the Class 2-A-1A Notes, after application of amounts received on the Class 2-A-1A Derivative Contract as described below); and

	14.	Any excess cash flow to the issuing entity for the payment to the Certificates under the trust agreement.

Investor Interest Collections:	For each Payment Date and a Loan Group is the sum of (i) the product of (a) the interest collections on the Mortgage Loans in that Loan Group during the related Collection Period
(excluding the related expenses at the applicable Expense Fee Rate), and (b) the Investor
Floating Allocation Percentage for the Payment Date, and (ii) certain deposits on the first and second payment dates by the Master Servicer pursuant to the sale and servicing agreement.

The “Investor Floating Allocation Percentage,” for any Payment Date and a Loan Group shall be the lesser of 100% and a fraction whose numerator is the note principal balance of the related class of Class A Notes immediately before that Payment Date and whose denominator is the
Mortgage Loan Balance of the Mortgage Loans in that Loan Group for the previous Payment
Date plus the amount of funds in the related additional loan account.

Distributions of Principal:	On each Payment Date, Investor Principal Collections for each Loan Group will be applied to the holders of the related class of Class A Notes until their note principal balances are reduced to zero. Principal collections that are not applied to the payment of the Class A Notes, will be paid to the issuing entity and distributed to the holders of the Certificates pursuant to the trust agreement.

Investor Principal Collections:	Investor Principal Collections for a Loan Group is the amount available to pay principal on the related class of Class A Notes on a Payment Date.

Generally, during the Managed Amortization Period, principal collections on the Mortgage
Loans in a Loan Group will be first applied to pay for additional balances created on these
Mortgage Loans during the related Collection Period and, to the extent any amount of related
Net Draws is outstanding, to pay such Net Draws to the holder of the Class R-1 Certificates. The remainder will be available to pay down the related class of Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to the related Required
Transferor Subordinated Amount.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

Generally, after the end of the Managed Amortization Period, principal collections on the Mortgage Loans in a Loan Group may not be applied to pay for additional balances but may be applied to pay down outstanding related Net Draws on a pro rata basis with the outstanding note principal balance of the related class of Class A Notes.

Unless a Rapid Amortization Event (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) has occurred, principal collections on the Mortgage Loans in a Loan Group will be applied to the payment of the related class of Class A Notes only to the extent its overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount. If a Rapid Amortization Event has occurred and is continuing, all principal collections for a Loan Group will be applied to pay down the related class of Class A Notes.

The “Managed Amortization Period” is the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Payment Date in July 2011.

Optional Termination:		The Class A Notes may be retired as a result of the Master Servicer purchasing all of the Mortgage Loans then included in the trust estate on any Payment Date on or after which the aggregate note principal balance of the Class A Notes is less than or equal to 10% of the initial aggregate principal balance of the Class A Notes.

Derivative Contract:		The Trust will include payments from one Derivative Contract for the benefit of the Class 2-A-1A Notes (the “Class 2-A-1A Derivative Contract”). Payments to the Trust from the Class 2-A-1A Derivative Contract will be calculated based on the lesser of the notional amount of the Class 2-A-1A Derivative Contract and the Note Balance of the Class 2-A-1A Notes. After the Closing Date, the notional amount of the Class 2-A-1A Derivative Contract will amortize pursuant to the related amortization schedule (as set forth below) that is generally estimated to decline in relation to the amortization of the Note Balance of the Class 2-A-1A Notes. With respect to each Payment Date, payments received on the Class 2-A-1A Derivative Contract will be available to pay the holders of the Class 2-A-1A Notes related Basis Risk Carryforward. Any amounts received on the Class 2-A-1A Derivative Contract on a Payment Date that are not used to pay any Basis Risk Carryforward on the Class 2-A-1A Notes on such Payment Date will be distributed to the holder of the Class C Certificate and will not be available for payments of any Basis Risk Carryforward on any class of Notes on future Payment Dates.

Credit Enhancement:		The Trust will include the following mechanisms, each of which is intended to provide credit support for the Notes:

	1.	Mortgage Insurance. A private insurance policy insuring the Trust against losses, subject to certain Excluded Amounts, will be issued by the Pool Policy Provider for the benefit of the issuing entity (the “UGI Policy”). The UGI Policy will cover approximately 44.06% of the Mortgage Loans by aggregate principal balance of the mortgage loans as of the Cut-off Date up to 8.50% of the aggregate maximum draw amount (“credit limit”). The UGI Policy will be available to make payments to the extent of any losses on the covered Mortgage Loans net of coverage exclusions (“Excluded Amounts”), up to the amount remaining under the UGI Policy. The amount of coverage under the UGI Policy will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the UGI Policy.

	2.	Countrywide Contractual Obligation. A contractual obligation in the amount of approximately $17,500,000 (i.e., 1.00% of the initial aggregate principal balance of the Class A Notes) will be made by Countrywide (the “Countrywide Contractual Obligation”) for the benefit of the Notes. The Countrywide Contractual Obligation will be available to

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

make payments in respect of Excluded Amounts, up to the amount remaining under the Countrywide Contractual Obligation. The amount of the Countrywide Contractual Obligation will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the Countrywide Contractual Obligation.

	3.	Excess Interest Collections. The Investor Interest Collections minus the sum of (a) the interest paid to the Notes and (b) the premium paid to the Note Insurer.

	4.	Limited Subordination of Transferor Interest (Overcollateralization). The Transferor Interest for a Loan Group will be available to provide limited protection against Investor Loss Amounts (as defined below). The “Transferor Interest” for a Loan Group and a Payment Date, will equal (a) the Mortgage Loan Balance of that Loan Group at the last day of the related Collection Period (excluding related Net Draws) plus any amount in the related additional loan account minus (b) the note principal balance of the related class of Class A Notes (after giving effect to the payment of all amounts actually paid on that class of Notes on that Payment Date). Beginning with the seventh payment date, each Transferor Interest will be required to increase to and thereafter be maintained at an amount equal to the related Required Transferor Subordinated Amount by applying excess interest collections to the payment of principal on the related class of Class A Notes.

The “Required Transferor Subordinated Amount” means with respect to each Loan Group and any Payment Date prior to the Stepdown Date, an amount equal to the sum of (a) 0.50% of the sum of the Mortgage Loans and any amounts deposited in an additional loan account on the Closing Date and (b) 100% of the aggregate principal balances of all Mortgage Loans in such Loan Group that are 180 days or more contractually delinquent as of the last day of the related Collection Period (including Mortgage Loans that are in foreclosure or are REOs).

Each Transferor Interest will be equal to zero on the Closing Date and no Excess Interest Collections may be applied to pay down the Class A Notes (and consequentially the Transferor Interest will not increase) until the Payment Date occurring in February 2007.

	5.	Surety Wrap. The Note Insurer will issue a note insurance policy, which will guarantee the timely payment of interest and the ultimate (and in certain instances, periodic) repayment of principal to the holders of the Class A Notes. The policy does not cover payment of Basis Risk Carryforward.

Investor Loss Amounts:		With respect to any Payment Date and a Loan Group, the amount equal to the product of (a) the applicable Investor Floating Allocation Percentage (as defined above) for such Payment Date, and (b) the aggregate of the related Liquidation Loss Amounts for such Payment Date from the Mortgage Loans in that Loan Group. The “Mortgage Loan Balance” and any Payment Date is the aggregate of the principal balances of the Mortgage Loans as of the last day of the related Collection Period. “Liquidation Loss Amounts” for any liquidated Mortgage Loan and any Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan became a liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

ERISA Eligibility:		The Class A Notes are expected to be eligible for purchase by benefit plans subject to ERISA or Section 4975 of the Code that qualify under an investor based exemption. Prospective plan investors must review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Class A Notes.

SMMEA Treatment:		The Notes will not constitute “mortgage related securities” for purposes of SMMEA.pg11ss

[Discount Margin Tables, Derivative Contract and Collateral Tables to follow]

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

Discount Margin Tables (%)

Class 1-A (To Call) (1)

CPR	22%	25%	35%	40%	45%	50%	52%
DM @ 100-00	14	14	14	14	14	14	14
WAL (yr)	5.13	4.37	2.75	2.27	1.90	1.60	1.51
MDUR (yr)	4.19	3.65	2.43	2.04	1.73	1.48	1.40
Principal Window Beginning	08/06	08/06	08/06	08/06	08/06	08/06	08/06
Principal Window End	06/17	04/16	01/13	01/12	03/11	06/10	03/10

(1)	Based on a 10% draw rate.

Class 1-A (To Maturity) (1)

CPR	22%	25%	35%	40%	45%	50%	52%
DM @ 100-00	14	14	14	14	14	14	14
WAL (yr)	5.39	4.61	2.95	2.44	2.05	1.74	1.63
MDUR (yr)	4.31	3.77	2.55	2.15	1.84	1.59	1.50
Principal Window Beginning	08/06	08/06	08/06	08/06	08/06	08/06	08/06
Principal Window End	12/25	04/24	08/19	11/17	05/16	01/15	07/14

(1)	Based on a 10% draw rate.

Class 2-A-1A (To Call) (1)

CPR	22%	25%	35%	40%	45%	50%	52%
DM @ 100-00	14	14	14	14	14	14	14
WAL (yr)	5.13	4.37	2.75	2.27	1.90	1.60	1.51
MDUR (yr)	4.19	3.65	2.43	2.04	1.73	1.48	1.40
Principal Window Beginning	08/06	08/06	08/06	08/06	08/06	08/06	08/06
Principal Window End	06/17	04/16	01/13	01/12	03/11	06/10	03/10

(1)	Based on a 10% draw rate.

Class 2-A-1A (To Maturity) (1)

CPR	22%	25%	35%	40%	45%	50%	52%
DM @ 100-00	14	14	14	14	14	14	14
WAL (yr)	5.38	4.61	2.95	2.44	2.05	1.74	1.63
MDUR (yr)	4.31	3.77	2.55	2.15	1.84	1.59	1.50
Principal Window Beginning	08/06	08/06	08/06	08/06	08/06	08/06	08/06
Principal Window End	12/25	04/24	07/19	10/17	05/16	01/15	07/14

(1)	Based on a 10% draw rate.

Class 2-A-1B (To Call) (1)

CPR	22%	25%	35%	40%	45%	50%	52%
DM @ 100-00	14	14	14	14	14	14	14
WAL (yr)	5.13	4.37	2.75	2.27	1.90	1.60	1.51
MDUR (yr)	4.19	3.65	2.43	2.04	1.73	1.48	1.40
Principal Window Beginning	08/06	08/06	08/06	08/06	08/06	08/06	08/06
Principal Window End	06/17	04/16	01/13	01/12	03/11	06/10	03/10

(2)	Based on a 10% draw rate.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Final Term Sheet for CWHEQ Revolving Home Equity Loan Trust, Series 2006-F

Class 2-A-1B (To Maturity) (1)

CPR	22%	25%	35%	40%	45%	50%	52%
DM @ 100-00	14	14	14	14	14	14	14
WAL (yr)	5.38	4.61	2.95	2.44	2.05	1.74	1.63
MDUR (yr)	4.31	3.77	2.55	2.15	1.84	1.59	1.50
Principal Window Beginning	08/06	08/06	08/06	08/06	08/06	08/06	08/06
Principal Window End	12/25	04/24	07/19	10/17	05/16	01/15	07/14

(2)	Based on a 10% draw rate.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Annex I

Loan Group 1

Principal Balances for the Group 1 Mortgage Loans

Range of Principal Balances ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10,000.00	$4,868,364	744	2.72%	$6,544	6.128%	298.76	706	76.5%
10,000.01 – 20,000.00	20,126,394	1,299	11.26	15,494	6.691	298.89	698	80.1
20,000.01 – 30,000.00	29,214,153	1,146	16.34	25,492	7.666	298.53	698	83.8
30,000.01 – 40,000.00	30,111,845	852	16.85	35,343	8.559	298.73	694	87.0
40,000.01 – 50,000.00	25,039,406	552	14.01	45,361	8.464	298.82	691	84.9
50,000.01 – 60,000.00	16,336,762	296	9.14	55,192	8.289	298.42	692	86.5
60,000.01 – 70,000.00	13,227,657	203	7.40	65,161	8.454	298.20	695	86.8
70,000.01 – 80,000.00	11,138,949	147	6.23	75,775	8.375	298.93	697	87.8
80,000.01 – 90,000.00	6,668,435	78	3.73	85,493	7.793	298.87	691	81.5
90,000.01 – 100,000.00	9,267,516	95	5.18	97,553	7.544	299.08	692	75.5
100,000.01 – 125,000.00	6,171,340	54	3.45	114,284	7.442	298.96	704	80.2
125,000.01 – 150,000.00	3,762,769	27	2.10	139,362	7.963	299.07	690	80.1
150,000.01 – 175,000.00	1,463,228	9	0.82	162,581	8.418	298.99	715	78.3
175,000.01 – 200,000.00	1,360,800	7	0.76	194,400	7.487	282.43	725	71.1

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the average principal balance of the cut-off date mortgage loans in loan group 1 was approximately $32,448.

Loan Programs for the Group 1 Mortgage Loans

Description of Loan Programs	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
5 Year Draw/10 Year Repay	$342,057	5	0.19%	$68,411	9.025%	178.85	710	83.7%
10 Year Draw/10 Year Repay	45,047	2	0.03	22,523	10.076	232.22	711	87.9
10 Year Draw/15 Year Repay	178,311,717	5,501	99.75	32,414	7.934	298.84	696	83.7
15 Year Draw/10 Year Repay	58,797	1	0.03	58,797	9.875	298.00	653	68.8

Total	$178,757,617	5,509	100.00%

A-I-1

Loan Rates for the Group 1 Mortgage Loans

Range of Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
3.501 – 4.000	$57,571,117	2,080	32.21%	$27,678	3.990%	299.32	700	74.9%
5.501 – 6.000	10,000	1	0.01	10,000	5.990	300.00	776	58.4
6.001 – 6.500	753,374	23	0.42	32,755	6.486	297.23	702	92.1
6.501 – 7.000	2,216,915	55	1.24	40,308	6.772	298.88	693	89.7
7.001 – 7.500	865,185	20	0.48	43,259	7.398	299.37	725	80.3
7.501 – 8.000	27,862,439	894	15.59	31,166	7.918	299.14	712	88.8
8.001 – 8.500	7,240,159	214	4.05	33,833	8.432	294.82	726	71.6
8.501 – 9.000	9,414,342	245	5.27	38,426	8.890	298.60	698	79.1
9.001 – 9.500	5,116,756	151	2.86	33,886	9.321	296.36	692	83.8
9.501 – 10.000	13,538,839	354	7.57	38,245	9.804	298.67	677	83.0
10.001 – 10.500	12,538,270	350	7.01	35,824	10.359	297.37	696	91.7
10.501 – 11.000	10,540,192	312	5.90	33,783	10.825	298.56	686	90.1
11.001 – 11.500	14,451,371	363	8.08	39,811	11.447	298.49	688	94.4
11.501 – 12.000	6,404,050	182	3.58	35,187	11.803	298.26	667	92.3
12.001 – 12.500	4,639,784	114	2.60	40,700	12.430	298.81	679	95.7
12.501 – 13.000	2,316,078	65	1.30	35,632	12.758	298.49	660	95.9
Greater than 13.000	3,278,747	86	1.83	38,125	13.683	298.07	654	94.4

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the weighted average loan rate of the cut-off date mortgage loans in loan group 1 was approximately 7.938%.

Months Remaining to Scheduled Maturity for the Group 1 Mortgage Loans

Range of Months Remaining to Scheduled Maturity	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
169 – 180	$342,057	5	0.19%	$68,411	9.025%	178.85	710	83.7%
217 – 228	6,397	2	(1)	3,198	8.948	224.94	747	82.4
229 – 240	199,109	7	0.11	28,444	10.896	234.63	636	91.0
265 – 276	134,345	4	0.08	33,586	8.795	269.16	764	48.2
277 – 288	171,076	5	0.10	34,215	8.855	282.73	693	80.1
289 – 300	177,904,634	5,486	99.52	32,429	7.931	298.93	696	83.8

Total	$178,757,617	5,509	100.00%

(1)	Less than 0.01%

As of the cut-off date, the weighted average months remaining to scheduled maturity of the cut-off date mortgage loans in loan group 1 was approximately 299.

The above table assumes that the draw period for the cut-off date mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.

A-I-2

Combined Loan-to-Value Ratios for the Group 1 Mortgage Loans

Range of Combined Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10.00	$20,000	1	0.01%	$20,000	3.990%	300.00	807	7.0%
10.01 – 20.00	94,820	4	0.05	23,705	4.592	299.62	758	17.8
20.01 – 30.00	525,550	29	0.29	18,122	5.775	297.05	725	26.5
30.01 – 40.00	2,091,011	76	1.17	27,513	5.986	298.96	727	35.7
40.01 – 50.00	4,796,992	162	2.68	29,611	5.953	298.77	707	45.3
50.01 – 60.00	9,548,133	323	5.34	29,561	5.692	299.18	701	55.6
60.01 – 70.00	21,320,030	665	11.93	32,060	6.042	299.18	704	66.5
70.01 – 80.00	26,620,195	836	14.89	31,842	6.070	298.15	695	77.3
80.01 – 90.00	53,797,529	1,784	30.10	30,156	9.014	298.37	687	88.6
90.01 – 100.00	59,943,359	1,629	33.53	36,798	9.085	298.66	697	98.3

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the weighted average combined loan-to-value ratio of the cut-off date mortgage loans in loan group 1 was approximately 83.74%.

A-I-3

The geographic location used for the following table is determined by the address of the mortgaged property securing the related mortgage loan.

Geographic Distribution for the Group 1 Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Alabama	$1,697,376	60	0.95%	$28,290	7.984%	298.98	711	90.0%
Alaska	555,135	16	0.31	34,696	8.444	298.73	696	89.9
Arizona	8,108,254	231	4.54	35,101	7.816	298.87	698	81.6
California	33,357,745	823	18.66	40,532	8.339	298.79	693	79.7
Colorado	5,195,016	145	2.91	35,828	8.275	298.60	712	88.2
Connecticut	1,659,258	46	0.93	36,071	8.893	298.81	692	85.5
Delaware	363,728	13	0.20	27,979	6.490	298.44	673	80.4
District of Columbia	252,426	7	0.14	36,061	7.676	298.34	690	86.9
Florida	19,992,632	598	11.18	33,432	8.199	298.99	692	82.2
Georgia	3,168,035	121	1.77	26,182	7.562	298.60	682	91.9
Hawaii	3,006,218	51	1.68	58,945	8.428	298.73	707	78.3
Idaho	1,646,467	71	0.92	23,190	7.740	298.88	692	86.4
Illinois	8,876,348	274	4.97	32,395	8.925	298.83	694	89.7
Indiana	1,782,040	81	1.00	22,000	6.821	299.00	695	90.8
Iowa	396,348	25	0.22	15,854	8.406	298.70	700	93.1
Kansas	948,860	33	0.53	28,753	6.874	299.11	677	91.8
Kentucky	1,109,821	50	0.62	22,196	6.979	299.18	689	85.2
Louisiana	939,448	35	0.53	26,841	6.532	298.93	716	90.1
Maine	633,626	26	0.35	24,370	6.551	299.39	708	77.0
Maryland	4,900,874	153	2.74	32,032	6.593	298.96	687	79.6
Massachusetts	5,485,665	142	3.07	38,631	8.153	298.75	692	83.5
Michigan	4,182,448	172	2.34	24,317	7.629	298.85	705	86.5
Minnesota	2,869,168	112	1.61	25,618	6.939	298.96	705	85.7
Mississippi	140,630	9	0.08	15,626	6.415	298.84	674	89.5
Missouri	2,286,609	99	1.28	23,097	7.888	298.99	700	90.9
Montana	1,771,581	59	0.99	30,027	7.299	298.97	727	80.3
Nebraska	244,017	14	0.14	17,430	8.060	289.00	672	92.0
Nevada	10,837,476	266	6.06	40,742	8.337	297.24	703	84.6
New Hampshire	1,309,410	41	0.73	31,937	7.443	299.11	710	85.2
New Jersey	6,466,992	182	3.62	35,533	8.172	298.91	681	81.5
New Mexico	1,346,191	50	0.75	26,924	6.435	299.03	714	77.0
New York	3,999,605	110	2.24	36,360	7.850	298.55	685	77.2
North Carolina	2,940,451	118	1.64	24,919	7.812	298.30	690	89.0
North Dakota	62,968	3	0.04	20,989	7.463	299.00	671	83.5
Ohio	2,709,491	120	1.52	22,579	6.653	298.99	694	90.3
Oklahoma	681,168	29	0.38	23,489	7.836	296.45	695	88.5
Oregon	2,528,927	83	1.41	30,469	7.554	298.79	705	80.7
Pennsylvania	4,258,235	171	2.38	24,902	8.148	299.01	697	84.7
Rhode Island	520,640	17	0.29	30,626	7.239	298.75	666	84.8
South Carolina	1,500,975	61	0.84	24,606	7.319	299.17	704	86.0
South Dakota	94,769	5	0.05	18,954	6.912	299.37	702	89.2
Tennessee	2,750,637	111	1.54	24,781	7.154	297.77	703	89.8
Texas	2,014,630	87	1.13	23,157	6.123	299.17	690	81.9
Utah	3,111,137	91	1.74	34,188	7.625	291.72	708	84.5
Vermont	403,394	12	0.23	33,616	5.467	299.21	732	83.4
Virginia	5,303,034	164	2.97	32,336	6.936	298.87	691	81.4
Washington	8,388,561	227	4.69	36,954	8.295	298.79	693	88.1
West Virginia	289,163	13	0.16	22,243	6.970	299.21	718	78.6
Wisconsin	1,580,725	78	0.88	20,266	8.444	298.74	690	87.2
Wyoming	89,266	4	0.05	22,316	5.348	298.43	695	71.4

	$178,757,617	5,509	100.00%

A-I-4

Credit Scores for the Mortgage Loans for the Group 1 Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
801 – 820	$3,105,273	109	1.74%	$28,489	6.594%	299.06	807	73.1%
781 – 800	7,859,244	257	4.40	30,581	6.813	298.97	789	76.0
761 – 780	9,662,441	336	5.41	28,757	6.729	299.14	770	78.6
741 – 760	12,096,333	403	6.77	30,016	6.969	298.85	751	81.0
721 – 740	19,145,032	574	10.71	33,354	7.791	297.70	730	84.7
701 – 720	24,674,266	733	13.80	33,662	7.991	298.73	709	87.0
681 – 700	24,919,029	785	13.94	31,744	8.427	298.36	690	86.9
661 – 680	30,486,553	947	17.05	32,193	8.023	298.62	671	85.6
641 – 660	24,697,112	718	13.82	34,397	8.580	298.86	650	83.2
621 – 640	20,556,296	599	11.50	34,318	8.295	298.79	631	82.1
601 – 620	1,473,767	45	0.82	32,750	7.675	298.61	618	76.5
561 – 580	26,931	1	0.02	26,931	11.125	234.00	577	92.0
Less than or equal to 560	55,343	2	0.03	27,671	11.585	234.67	527	89.9

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the weighted average credit score of the cut-off date mortgage loans in loan group 1 was approximately 696.

Property Types for the Group 1 Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Single Family	$116,283,582	3,798	65.05%	$30,617	7.660%	298.58	694	82.2%
Planned Unit Development (PUD)	32,811,213	892	18.36	36,784	7.953	298.55	698	84.8
Low-Rise Condominium	22,610,700	665	12.65	34,001	8.787	298.69	703	88.9
2-4 Units	5,863,808	121	3.28	48,461	9.979	298.67	683	86.9
High-Rise Condominium	1,188,314	33	0.66	36,010	8.409	298.91	701	87.1

Total	$178,757,617	5,509	100.00%

A-I-5

Gross Margins for the Group 1 Mortgage Loans

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 0.000	$24,025,595	773	13.44%	$31,081	5.588%	299.16	738	69.8%
0.001 – 0.250	7,367,932	244	4.12	30,196	4.964	298.79	687	66.8
0.251 – 0.500	16,769,793	540	9.38	31,055	5.872	297.69	723	75.4
0.501 – 0.750	4,501,192	121	2.52	37,200	7.927	298.89	699	73.0
0.751 – 1.000	9,676,406	271	5.41	35,706	8.354	298.77	704	85.8
1.001 – 1.250	12,308,309	384	6.89	32,053	5.416	298.22	661	72.4
1.251 – 1.500	4,512,001	151	2.52	29,881	7.819	298.85	709	87.1
1.501 – 1.750	9,032,122	256	5.05	35,282	9.143	298.76	663	77.3
1.751 – 2.000	12,146,309	385	6.79	31,549	7.787	298.97	709	90.7
2.001 – 2.250	8,708,988	286	4.87	30,451	8.231	297.43	697	90.8
2.251 – 2.500	13,252,653	409	7.41	32,403	8.637	298.61	706	92.7
2.501 – 2.750	6,974,470	198	3.90	35,225	9.934	298.80	694	90.0
2.751 – 3.000	8,645,903	293	4.84	29,508	8.191	298.73	664	89.8
3.001 – 3.250	2,615,809	72	1.46	36,331	10.053	298.22	684	92.5
3.251 – 3.500	16,968,255	492	9.49	34,488	9.862	298.75	684	95.4
3.501 – 3.750	4,506,878	133	2.52	33,886	10.805	298.63	674	93.2
3.751 – 4.000	2,897,431	81	1.62	35,771	11.393	298.00	668	92.4
4.001 – 4.250	1,281,580	54	0.72	23,733	10.519	298.81	684	93.3
4.251 – 4.500	3,786,852	92	2.12	41,161	12.208	298.84	676	96.6
4.501 – 4.750	4,463,994	144	2.50	31,000	8.716	298.85	651	96.0
4.751 – 5.000	678,529	16	0.38	42,408	11.597	298.80	655	96.0
5.001 – 5.250	1,096,771	31	0.61	35,380	12.770	298.62	663	92.2
5.251 – 5.500	408,378	27	0.23	15,125	9.935	294.76	650	94.6
5.501 – 5.750	1,096,150	27	0.61	40,598	13.735	298.71	657	98.0
5.751 – 6.000	417,235	13	0.23	32,095	10.427	297.83	636	94.0
6.001 – 6.250	209,042	5	0.12	41,808	14.076	298.64	638	87.3
6.251 – 6.500	260,500	6	0.15	43,417	13.915	299.00	654	96.3
6.501 – 6.750	107,551	4	0.06	26,888	11.844	299.00	650	94.5
6.751 – 7.000	40,989	1	0.02	40,989	14.825	298.00	642	89.8

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the weighted average gross margin of the cut-off date mortgage loans in loan group 1 was approximately 1.902%.

The credit limit utilization rates in the following table are determined by dividing the principal balance as of the cut-off date for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

A-I-6

Credit Limit Utilization Rates for the Group 1 Mortgage Loans

Range of Credit Limit Utilization Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10.00	$763,967	126	0.43%	$6,063	7.166%	298.17	724	72.1%
10.01 – 20.00	1,696,029	182	0.95	9,319	6.675	298.42	715	72.5
20.01 – 30.00	2,271,299	188	1.27	12,081	6.539	295.12	710	74.3
30.01 – 40.00	3,551,800	221	1.99	16,071	5.998	298.94	712	69.7
40.01 – 50.00	4,925,224	275	2.76	17,910	6.033	298.60	711	72.0
50.01 – 60.00	4,802,660	209	2.69	22,979	6.110	299.01	710	72.4
60.01 – 70.00	6,189,136	222	3.46	27,879	5.757	298.97	711	72.8
70.01 – 80.00	7,204,143	232	4.03	31,052	5.990	299.03	700	74.8
80.01 – 90.00	5,854,291	175	3.27	33,453	6.012	298.05	701	77.9
90.01 – 100.00	141,499,068	3,679	79.16	38,461	8.431	298.61	692	86.4

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the average credit limit utilization rate of the cut-off date mortgage loans in loan group 1 was approximately 82.51%.

Maximum Loan Rates for the Group 1 Mortgage Loans

Maximum Loan Rate (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
16.000	$6,788,025	225	3.80%	$30,169	7.844%	298.72	687	82.0%
17.000	21,165,562	662	11.84	31,972	7.912	299.05	692	81.8
18.000	150,804,031	4,622	84.36	32,627	7.946	298.52	697	84.1

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the weighted average maximum loan rate of the cut-off date mortgage loans in loan group 1 was approximately 17.806%.

Credit Limits for the Group 1 Mortgage Loans

Range of Credit Limits ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 – 10,000.00	$844,290	114	0.47%	$7,406	7.227%	299.01	688	85.6%
10,000.01 – 20,000.00	15,610,702	1,191	8.73	13,107	6.890	298.89	695	81.7
20,000.01 – 30,000.00	28,447,675	1,331	15.91	21,373	7.558	298.59	697	84.1
30,000.01 – 40,000.00	29,197,305	924	16.33	31,599	8.739	298.69	693	88.4
40,000.01 – 50,000.00	25,739,456	682	14.40	37,741	8.300	298.76	694	84.8
50,000.01 – 60,000.00	16,517,895	355	9.24	46,529	8.237	298.47	692	86.5
60,000.01 – 70,000.00	13,430,019	240	7.51	55,958	8.383	298.94	691	88.2
70,000.01 – 80,000.00	12,252,272	198	6.85	61,880	8.210	298.99	696	85.5
80,000.01 – 90,000.00	7,138,027	110	3.99	64,891	7.942	297.52	693	82.0
90,000.01 – 100,000.00	14,119,291	213	7.90	66,288	7.077	298.84	697	72.3
100,000.01 – 125,000.00	6,489,672	70	3.63	92,710	7.446	298.96	702	78.4
125,000.01 – 150,000.00	5,267,429	52	2.95	101,297	7.501	299.03	704	78.9
150,000.01 – 175,000.00	1,375,543	11	0.77	125,049	7.423	299.29	724	80.8
175,000.01 – 200,000.00	2,328,044	18	1.30	129,336	7.543	289.32	717	70.2

Total	$178,757,617	5,509	100.00%

As of the cut-off date, the average credit limit of the cut-off date mortgage loans in loan group 1 was approximately $40,024.

A-I-7

Lien Priority for the Group 1 Mortgage Loans

Lien Priority	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Second Liens	$178,757,617	5,509	100.00%	$32,448	7.938%	298.59	696	83.7%

Total	$178,757,617	5,509	100.00%

Delinquency Status for the Group 1 Mortgage Loans

Delinquency Status	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Current	$178,757,617	5,509	100.00%	$32,448	7.938%	298.59	696	83.7%

Total	$178,757,617	5,509	100.00%

Origination Year for the Group 1 Mortgage Loans

Origination Year	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
1999	$1,350	1	(1)	$1,350	10.625%	221.00	781	91.2%
2000	69,962	3	0.04%	23,321	11.931	234.00	607	94.1
2001	89,148	3	0.05	29,716	10.363	235.87	627	89.4
2003	103,619	2	0.06	51,810	8.536	268.02	759	33.9
2004	216,706	7	0.12	30,958	9.445	283.20	688	85.3
2005	710,579	20	0.40	35,529	9.832	288.82	692	81.6
2006	177,566,254	5,473	99.33	32,444	7.925	298.72	696	83.8

Total	$178,757,617	5,509	100.00%

(1)	Less than 0.01%

A-I-8

Loan Group 2

Principal Balances for the Group 2 Mortgage Loans

Range of Principal Balances ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10,000.00	$8,151,322	1,358	0.69%	$6,002	8.447%	291.68	715	79.2%
10,000.01 – 20,000.00	31,014,825	1,972	2.62	15,728	9.028	293.32	707	84.1
20,000.01 – 30,000.00	56,397,395	2,205	4.77	25,577	9.347	295.30	705	87.3
30,000.01 – 40,000.00	65,939,879	1,871	5.57	35,243	9.487	296.74	706	88.4
40,000.01 – 50,000.00	82,386,321	1,803	6.96	45,694	9.559	297.14	700	87.8
50,000.01 – 60,000.00	76,724,041	1,381	6.48	55,557	9.706	297.83	700	89.5
60,000.01 – 70,000.00	74,050,410	1,134	6.26	65,300	9.815	297.80	700	89.6
70,000.01 – 80,000.00	67,272,307	893	5.68	75,333	9.783	297.34	698	89.8
80,000.01 – 90,000.00	50,207,829	588	4.24	85,387	9.679	297.56	698	89.9
90,000.01 – 100,000.00	68,366,309	706	5.78	96,836	9.673	297.69	698	85.5
100,000.01 – 125,000.00	84,319,855	748	7.13	112,727	9.756	298.01	705	89.6
125,000.01 – 150,000.00	94,945,717	681	8.02	139,421	10.003	298.22	697	87.6
150,000.01 – 175,000.00	50,886,362	312	4.30	163,097	10.131	297.68	701	88.1
175,000.01 – 200,000.00	67,976,867	355	5.74	191,484	9.840	297.24	702	84.2
200,000.01 – 225,000.00	28,647,372	134	2.42	213,786	9.727	298.17	705	87.2
225,000.01 – 250,000.00	33,865,206	140	2.86	241,894	9.399	297.82	715	84.6
250,000.01 – 275,000.00	15,502,538	59	1.31	262,755	9.986	298.48	702	84.7
275,000.01 – 300,000.00	28,026,841	96	2.37	291,946	9.036	297.73	710	80.2
300,000.01 – 325,000.00	10,108,283	32	0.85	315,884	9.619	298.78	697	85.0
325,000.01 – 350,000.00	13,704,836	40	1.16	342,621	9.500	298.43	713	82.3
350,000.01 – 375,000.00	9,452,266	26	0.80	363,549	8.724	298.22	718	86.2
375,000.01 – 400,000.00	11,368,475	29	0.96	392,016	9.333	297.56	719	80.1
400,000.01 – 425,000.00	10,756,972	26	0.91	413,730	9.615	298.46	700	82.2
425,000.01 – 450,000.00	9,660,228	22	0.82	439,101	9.075	298.46	721	83.2
450,000.01 – 475,000.00	7,845,221	17	0.66	461,484	9.775	299.00	705	79.5
475,000.01 – 500,000.00	20,267,846	41	1.71	494,338	9.470	298.73	712	82.1
500,000.01 – 525,000.00	7,731,483	15	0.65	515,432	9.918	298.47	722	87.6
525,000.01 – 550,000.00	7,548,792	14	0.64	539,199	10.039	298.49	697	79.4
550,000.01 – 575,000.00	4,514,800	8	0.38	564,350	10.526	299.00	724	90.1
575,000.01 – 600,000.00	3,556,862	6	0.30	592,810	9.661	297.83	695	80.8
600,000.01 – 625,000.00	4,317,601	7	0.36	616,800	9.660	298.00	705	80.3
625,000.01 – 650,000.00	647,531	1	0.05	647,531	9.000	298.00	770	59.7
650,000.01 – 675,000.00	3,967,803	6	0.34	661,301	8.976	297.83	718	79.3
675,000.01 – 700,000.00	1,372,000	2	0.12	686,000	10.498	298.50	717	87.5
700,000.01 – 725,000.00	5,679,822	8	0.48	709,978	9.071	296.63	731	79.8
725,000.01 – 750,000.00	5,197,563	7	0.44	742,509	10.135	299.00	680	83.3
750,000.01 – 775,000.00	4,571,465	6	0.39	761,911	8.826	298.34	711	81.6
775,000.01 – 800,000.00	2,389,893	3	0.20	796,631	8.913	298.00	743	92.1
800,000.01 – 825,000.00	2,452,012	3	0.21	817,337	9.169	298.67	692	81.2
825,000.01 – 850,000.00	1,671,375	2	0.14	835,688	9.168	298.51	708	81.3
850,000.01 – 875,000.00	1,732,737	2	0.15	866,369	10.245	297.00	685	88.6
875,000.01 – 900,000.00	4,475,494	5	0.38	895,099	8.674	297.60	719	79.5
900,000.01 – 925,000.00	903,745	1	0.08	903,745	8.000	298.00	716	80.0
925,000.01 – 950,000.00	950,000	1	0.08	950,000	7.750	298.00	712	90.0
950,000.01 – 975,000.00	4,823,500	5	0.41	964,700	9.729	298.41	725	81.0
975,000.01 – 1,000,000.00	10,000,000	10	0.85	1,000,000	8.624	298.20	695	72.4
Greater than 1,000,000.00	27,010,891	18	2.28	1,500,605	8.908	298.77	695	72.5

Total	$1,183,360,893	16,799	100.00%

As of the cut-off date, the average principal balance of the cut-off date mortgage loans in loan group 2 was approximately $70,442.

A-I-9

Loan Programs for the Group 2 Mortgage Loans

Description of Loan Programs	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
15 Year Draw/15 Year Repay	$2,399,606	41	0.20%	$58,527	10.125%	351.02	672	92.6%
5 Year Draw/5 Year Repay	32,015	2	(1)	16,008	8.000	72.65	776	82.2
5 Year Draw/10 Year Repay	1,733,028	21	0.15	82,525	9.787	177.34	711	86.7
10 Year Draw/10 Year Repay	713,837	22	0.06	32,447	8.950	223.84	718	71.9
10 Year Draw/15 Year Repay	1,177,454,997	16,698	99.50	70,515	9.620	297.58	703	86.3
10 Year Draw/20 Year Repay	903,289	12	0.08	75,274	9.040	348.92	731	91.8
15 Year Draw/10 Year Repay	124,122	3	0.01	41,374	8.081	297.68	712	71.9

Total	$1,183,360,893	16,799	100.00%

(1)	Less than 0.01%

Loan Rates for the Group 2 Mortgage Loans

Range of Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
3.501 – 4.000	$58,431,864	1,262	4.94%	$46,301	3.990%	299.29	703	80.1%
5.501 – 6.000	369,694	4	0.03	92,424	5.810	294.92	771	75.8
6.001 – 6.500	4,798,734	67	0.41	71,623	6.467	296.88	699	91.7
6.501 – 7.000	21,501,747	300	1.82	71,672	6.805	298.74	707	86.9
7.001 – 7.500	10,160,068	55	0.86	184,729	7.445	298.50	716	73.3
7.501 – 8.000	185,271,451	2,725	15.66	67,990	7.944	296.97	722	84.7
8.001 – 8.500	77,696,304	1,086	6.57	71,544	8.400	293.73	717	77.1
8.501 – 9.000	105,825,001	1,273	8.94	83,130	8.904	297.76	707	82.6
9.001 – 9.500	96,039,546	1,169	8.12	82,155	9.352	297.95	703	84.5
9.501 – 10.000	131,804,423	1,807	11.14	72,941	9.843	297.73	696	85.4
10.001 – 10.500	116,360,644	1,839	9.83	63,274	10.339	297.11	704	90.1
10.501 – 11.000	106,070,484	1,569	8.96	67,604	10.835	298.03	699	88.8
11.001 – 11.500	94,446,777	1,266	7.98	74,603	11.361	297.77	696	91.0
11.501 – 12.000	55,198,166	779	4.66	70,858	11.815	298.17	685	90.6
12.001 – 12.500	45,725,090	634	3.86	72,122	12.350	298.07	692	93.2
12.501 – 13.000	29,931,906	417	2.53	71,779	12.787	298.22	687	92.9
Greater than 13.000	43,728,995	547	3.70	79,943	13.918	298.29	673	93.2

Total	$1,183,360,893	16,799	100.00%

As of the cut-off date, the weighted average loan rate of the cut-off date mortgage loans in loan group 2 was approximately 9.620%.

A-I-10

Months Remaining to Scheduled Maturity for the Group 2 Mortgage Loans

Range of Months Remaining to Scheduled Maturity	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
61 – 72	$24,927	1	(1)	$24,927	8.000%	68.00	780	85.7%
85 – 96	7,088	1	(1)	7,088	8.000	89.00	760	70.0
145 – 156	20,961	1	(1)	20,961	11.750	147.00	494	100.0
169 – 180	1,750,066	23	0.15%	76,090	9.762	177.66	712	86.2
193 – 204	188,677	10	0.02	18,868	8.417	197.25	760	80.2
205 – 216	218,805	15	0.02	14,587	8.502	211.60	763	66.4
217 – 228	491,093	22	0.04	22,322	8.937	221.46	767	75.5
229 – 240	7,105,000	219	0.60	32,443	9.438	234.93	685	77.6
241 – 252	619,886	28	0.05	22,139	8.359	248.29	738	80.1
253 – 264	2,489,196	97	0.21	25,662	8.424	260.80	736	83.0
265 – 276	7,085,376	254	0.60	27,895	8.799	271.68	725	77.9
277 – 288	16,031,870	436	1.35	36,770	9.187	283.50	714	82.9
289 – 300	1,144,125,010	15,640	96.68	73,154	9.636	298.46	703	86.5
325 – 336	160,975	2	0.01	80,488	9.829	326.56	765	93.1
337 – 348	277,838	3	0.02	92,613	9.235	347.47	708	91.9
349 – 360	2,764,124	47	0.23	58,811	9.900	354.21	688	92.9

Total	$1,183,360,893	16,799	100.00%

(1)	Less than 0.01%

As of the cut-off date, the weighted average months remaining to scheduled maturity of the cut-off date mortgage loans in loan group 2 was approximately 298.

The above table assumes that the draw period for the mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.

Combined Loan-to-Value Ratios for the Group 2 Mortgage Loans

Range of Combined Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10.00	$36,000	1	(1)	$36,000	9.625%	298.00	810	9.8%
10.01 – 20.00	332,309	11	0.03%	30,210	9.331	296.69	692	16.4
20.01 – 30.00	1,853,695	45	0.16	41,193	8.051	294.99	734	26.6
30.01 – 40.00	7,012,525	110	0.59	63,750	8.463	293.51	706	36.0
40.01 – 50.00	11,729,792	210	0.99	55,856	7.736	294.06	716	46.0
50.01 – 60.00	28,793,123	414	2.43	69,549	8.014	294.34	714	54.9
60.01 – 70.00	93,298,511	1,067	7.88	87,440	8.392	296.81	703	66.9
70.01 – 80.00	172,301,497	2,179	14.56	79,074	8.743	297.44	697	77.6
80.01 – 90.00	528,753,968	7,620	44.68	69,390	10.042	297.84	702	88.7
90.01 – 100.00	339,249,474	5,142	28.67	65,976	9.981	297.69	706	98.0

Total	$1,183,360,893	16,799	100.00%

(1)	Less than 0.01%

As of the cut-off date, the weighted average combined loan-to-value ratio of the cut-off date mortgage loans in loan group 2 was approximately 86.35%.

A-I-11

The geographic location used for the following table is determined by the address of the mortgaged property securing the related mortgage loan.

Geographic Distribution for the Group 2 Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Alabama	$3,044,099	97	0.26%	$31,382	8.566%	297.25	714	85.7%
Alaska	1,199,392	23	0.10	52,147	9.758	295.11	697	86.1
Arizona	39,255,665	649	3.32	60,486	9.342	298.49	700	86.7
Arkansas	241,849	7	0.02	34,550	8.439	299.29	739	94.1
California	542,275,847	5,276	45.83	102,782	9.762	297.87	700	85.2
Colorado	27,537,694	487	2.33	56,546	8.533	296.93	720	87.9
Connecticut	6,239,311	76	0.53	82,096	9.639	298.01	697	85.1
Delaware	1,173,994	22	0.10	53,363	9.197	296.73	711	77.6
District of Columbia	2,348,629	22	0.20	106,756	8.802	298.44	723	81.5
Florida	140,674,122	2,254	11.89	62,411	9.889	298.39	705	86.3
Georgia	10,766,469	286	0.91	37,645	9.228	294.20	701	92.5
Hawaii	18,833,853	200	1.59	94,169	9.835	297.64	717	80.4
Idaho	5,397,393	137	0.46	39,397	9.505	297.52	704	86.0
Illinois	43,348,527	789	3.66	54,941	9.500	297.87	705	90.7
Indiana	3,578,964	143	0.30	25,028	8.793	295.52	697	90.5
Iowa	928,295	39	0.08	23,802	7.701	294.97	707	92.9
Kansas	2,001,425	59	0.17	33,922	8.514	297.57	705	93.2
Kentucky	1,877,872	56	0.16	33,533	8.453	294.16	706	89.7
Louisiana	1,935,012	54	0.16	35,834	9.178	298.92	714	90.4
Maine	1,774,400	43	0.15	41,265	9.483	295.24	692	87.8
Maryland	19,259,393	312	1.63	61,729	9.273	297.55	704	88.6
Massachusetts	15,906,277	245	1.34	64,924	9.526	296.23	707	87.1
Michigan	11,753,084	289	0.99	40,668	9.140	298.44	706	88.2
Minnesota	6,446,464	150	0.54	42,976	9.495	297.30	706	88.5
Mississippi	448,868	18	0.04	24,937	9.616	298.67	723	95.3
Missouri	6,197,927	186	0.52	33,322	8.724	297.02	706	91.6
Montana	2,951,470	62	0.25	47,604	9.047	297.55	724	80.4
Nebraska	257,991	11	0.02	23,454	8.415	288.12	697	89.6
Nevada	54,500,849	812	4.61	67,119	10.329	294.48	706	88.9
New Hampshire	4,639,335	78	0.39	59,479	8.161	298.62	710	88.4
New Jersey	32,982,572	489	2.79	67,449	9.673	296.71	699	85.2
New Mexico	2,496,436	68	0.21	36,712	8.577	293.50	699	84.8
New York	25,754,787	377	2.18	68,315	9.564	296.92	694	82.2
North Carolina	9,254,851	238	0.78	38,886	9.805	295.61	708	90.4
Ohio	5,821,046	194	0.49	30,005	9.102	295.73	707	91.2
Oklahoma	1,302,633	61	0.11	21,355	9.288	293.00	700	90.0
Oregon	8,855,460	151	0.75	58,645	9.208	296.81	716	87.8
Pennsylvania	12,009,957	309	1.01	38,867	9.218	294.89	701	86.6
Rhode Island	3,009,944	45	0.25	66,888	9.466	298.43	693	82.7
South Carolina	8,162,840	174	0.69	46,913	9.534	296.77	715	88.9
South Dakota	117,653	4	0.01	29,413	8.672	298.72	757	97.3
Tennessee	9,922,871	236	0.84	42,046	8.738	293.16	710	90.1
Texas	7,802,246	224	0.66	34,831	8.738	298.66	706	91.5
Utah	13,844,090	227	1.17	60,987	9.090	298.18	705	88.6
Vermont	850,640	12	0.07	70,887	9.660	300.87	698	83.9
Virginia	23,279,362	365	1.97	63,779	9.336	297.52	697	87.0
Washington	36,216,805	574	3.06	63,095	9.159	298.12	709	89.0
West Virginia	618,428	27	0.05	22,905	9.691	285.74	704	91.8
Wisconsin	3,485,986	118	0.29	29,542	9.282	295.94	698	90.1
Wyoming	777,816	24	0.07	32,409	9.432	292.70	710	86.9

Total	$1,183,360,893	16,799	100.00%

A-I-12

Credit Scores for the Mortgage Loans for the Group 2 Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
821 – 840	$75,000	2	0.01%	$37,500	6.129%	298.47	824	32.9%
801 – 820	19,021,965	298	1.61	63,832	8.714	296.01	807	83.6
781 – 800	52,298,959	878	4.42	59,566	8.543	296.95	790	83.6
761 – 780	86,322,616	1,326	7.29	65,100	9.065	296.09	770	85.1
741 – 760	102,468,173	1,577	8.66	64,977	9.206	297.36	750	86.2
721 – 740	135,372,422	1,799	11.44	75,249	9.456	297.23	730	87.8
701 – 720	180,496,949	2,446	15.25	73,793	9.504	297.73	710	87.5
681 – 700	200,982,215	2,694	16.98	74,604	9.907	297.96	690	88.0
661 – 680	189,026,913	2,593	15.97	72,899	9.958	297.84	670	87.0
641 – 660	126,502,152	1,827	10.69	69,240	9.988	298.22	651	84.8
621 – 640	82,652,138	1,175	6.98	70,342	10.034	298.35	631	82.5
601 – 620	4,775,813	99	0.40	48,241	10.191	292.91	616	84.3
581 – 600	744,160	18	0.06	41,342	9.745	265.24	593	93.1
561 – 580	904,062	17	0.08	53,180	9.753	262.30	572	82.1
Less than or equal to 560	1,717,355	50	0.15	34,347	10.912	268.09	522	84.5

Total	$1,183,360,893	16,799	100.00%

As of the cut-off date, the weighted average credit score of the cut-off date mortgage loans in loan group 2 was approximately 703.

Property Types for the Group 2 Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Single Family	$701,078,458	9,968	59.24%	$70,333	9.446%	297.31	700	85.1%
Planned Unit Development (PUD)	276,513,245	3,436	23.37	80,475	9.677	297.47	707	87.7
Low-Rise Condominium	116,773,686	2,328	9.87	50,161	9.866	298.22	710	90.3
2-4 Units	65,039,046	804	5.50	80,894	10.611	298.14	705	87.1
High-Rise Condominium	23,953,163	262	2.02	91,424	10.167	298.39	703	85.7
Manufactured Housing (1)	3,295	1	(2)	3,295	9.875	274.00	637	90.0

Total	$1,183,360,893	16,799	100.00%

(1)	Treated as real property.
(2)	Less than 0.01%

A-I-13

Gross Margins for the Group 2 Mortgage Loans

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate%	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 0.000	$154,196,710	1,786	13.03%	$86,336	7.466%	296.45	724	79.5%
0.001 – 0.250	30,464,548	415	2.57	73,409	7.741	294.31	717	75.3
0.251 – 0.500	66,750,839	1,019	5.64	65,506	7.858	295.06	721	78.6
0.501 – 0.750	32,273,600	446	2.73	72,362	8.492	298.13	709	78.6
0.751 – 1.000	89,267,072	1,109	7.54	80,493	8.759	297.93	709	85.0
1.001 – 1.250	48,444,494	720	4.09	67,284	8.408	297.48	700	80.4
1.251 – 1.500	63,736,336	783	5.39	81,400	9.166	298.56	706	87.4
1.501 – 1.750	62,571,961	865	5.29	72,338	9.574	298.40	685	80.8
1.751 – 2.000	87,350,693	1,372	7.38	63,667	9.511	297.50	708	89.2
2.001 – 2.250	61,594,287	1,021	5.21	60,327	9.722	298.23	708	89.8
2.251 – 2.500	75,018,840	1,317	6.34	56,962	9.898	296.79	706	91.3
2.501 – 2.750	58,220,334	823	4.92	70,742	10.334	298.26	703	88.4
2.751 – 3.000	61,254,005	964	5.18	63,541	10.349	298.02	691	89.3
3.001 – 3.250	37,451,957	444	3.16	84,351	11.021	298.31	701	90.6
3.251 – 3.500	65,146,674	1,025	5.51	63,558	10.853	297.61	691	92.0
3.501 – 3.750	30,791,106	460	2.60	66,937	11.441	298.10	686	90.9
3.751 – 4.000	27,910,587	388	2.36	71,935	11.458	298.29	684	91.2
4.001 – 4.250	21,660,077	317	1.83	68,328	11.690	298.16	699	92.6
4.251 – 4.500	27,202,640	376	2.30	72,347	12.110	298.02	683	93.7
4.501 – 4.750	23,993,479	391	2.03	61,364	11.641	297.94	683	93.3
4.751 – 5.000	9,833,994	127	0.83	77,433	12.827	299.26	681	92.4
5.001 – 5.250	11,439,664	182	0.97	62,855	11.879	298.40	675	94.0
5.251 – 5.500	6,118,372	96	0.52	63,733	12.877	299.01	667	93.5
5.501 – 5.750	11,365,663	139	0.96	81,767	13.171	298.08	670	94.6
5.751 – 6.000	4,591,909	68	0.39	67,528	13.175	298.15	680	93.2
6.001 – 6.250	4,639,273	47	0.39	98,708	14.031	298.41	658	91.8
6.251 – 6.500	3,118,657	32	0.26	97,458	14.020	297.51	675	95.0
6.501 – 6.750	2,871,121	23	0.24	124,831	14.620	298.73	679	92.6
6.751 – 7.000	1,537,066	24	0.13	64,044	14.903	297.93	658	92.5
7.001 – 7.250	727,298	11	0.06	66,118	15.233	298.72	663	91.9
7.251 – 7.500	681,750	4	0.06	170,438	15.454	299.55	688	92.2
7.501 – 7.750	53,000	1	(1)	53,000	15.625	299.00	679	90.0
7.751 – 8.000	1,082,888	4	0.09	270,722	15.987	298.08	631	84.9

Total	$1,183,360,893	16,799	100.00%

(1)	Less than 0.01%

As of the cut-off date, the weighted average gross margin of the cut-off date mortgage loans in loan group 2 was approximately 2.065%.

A-I-14

The credit limit utilization rates in the following table are determined by dividing the principal balance as of the cut-off date for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates for the Group 2 Mortgage Loans

Range of Credit Limit Utilization Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10.00	$4,868,873	522	0.41%	$9,327	8.321%	295.57	728	73.5%
10.01 – 20.00	8,306,029	510	0.70	16,286	8.755	294.00	721	77.9
20.01 – 30.00	10,959,639	415	0.93	26,409	8.680	295.38	712	75.6
30.01 – 40.00	16,521,054	465	1.40	35,529	8.332	294.45	717	79.7
40.01 – 50.00	17,881,614	402	1.51	44,482	8.517	294.90	709	77.4
50.01 – 60.00	17,930,644	422	1.52	42,490	8.323	294.19	712	77.0
60.01 – 70.00	25,923,400	448	2.19	57,865	8.508	294.02	710	77.9
70.01 – 80.00	37,702,654	492	3.19	76,631	8.940	294.63	706	77.7
80.01 – 90.00	34,611,188	416	2.92	83,200	8.731	294.59	710	76.5
90.01 – 100.00	1,008,198,216	12,697	85.20	79,404	9.792	298.02	702	87.9
Greater than 100.00	457,584	10	0.04	45,758	9.250	282.52	680	85.2

Total	$1,183,360,893	16,799	100.00%

As of the cut-off date, the average credit limit utilization rate of the cut-off date mortgage loans in loan group 2 was approximately 86.23%.

Maximum Loan Rates for the Group 2 Mortgage Loans

Maximum Loan Rate (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
9.250	$175,353	1	0.01%	$175,353	9.000%	296.00	664	90.0%
10.000	109,879	1	0.01	109,879	10.000	294.00	718	78.7
11.950	682,551	4	0.06	170,638	8.451	296.00	723	81.6
12.500	3,624	1	(1)	3,624	9.250	177.00	716	78.9
13.000	65,637	4	0.01	16,409	10.517	203.70	621	81.4
16.000	32,945,360	571	2.78	57,698	9.649	297.45	698	84.4
17.000	144,510,990	2,396	12.21	60,313	9.831	298.39	705	86.5
18.000	1,004,624,015	13,818	84.90	72,704	9.590	297.37	703	86.4
21.000	109,262	2	0.01	54,631	9.820	333.31	715	92.8
24.000	134,222	1	0.01	134,222	8.750	357.00	636	60.7

Total	$1,183,360,893	16,799	100.00%

(1)	Less than 0.01%

As of the cut-off date, the weighted average maximum loan rate of the cut-off date mortgage loans in loan group 2 was approximately 17.817%.

A-I-15

Credit Limits for the Group 2 Mortgage Loans

Range of Credit Limits ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10,000.00	$1,633,534	211	0.14%	$7,742	9.485%	292.99	696	86.8%
10,000.01 – 20,000.00	21,376,267	1,582	1.81	13,512	9.290	294.05	701	86.6
20,000.01 – 30,000.00	50,214,433	2,255	4.24	22,268	9.382	295.46	705	88.3
30,000.01 – 40,000.00	59,187,142	1,876	5.00	31,550	9.635	296.79	706	89.9
40,000.01 – 50,000.00	77,592,299	1,964	6.56	39,507	9.586	296.55	701	88.1
50,000.01 – 60,000.00	73,944,096	1,458	6.25	50,716	9.753	297.65	699	90.1
60,000.01 – 70,000.00	71,981,087	1,211	6.08	59,439	9.841	297.93	701	90.3
70,000.01 – 80,000.00	68,376,826	1,034	5.78	66,128	9.765	297.39	697	89.9
80,000.01 – 90,000.00	47,489,219	630	4.01	75,380	9.770	297.59	698	90.7
90,000.01 – 100,000.00	77,202,535	1,038	6.52	74,376	9.450	297.25	697	83.9
100,000.01 – 125,000.00	82,152,677	820	6.94	100,186	9.822	297.90	704	90.0
125,000.01 – 150,000.00	98,732,061	811	8.34	121,741	9.976	298.14	696	87.1
150,000.01 – 175,000.00	48,837,262	345	4.13	141,557	10.111	298.13	703	88.6
175,000.01 – 200,000.00	77,808,476	516	6.58	150,792	9.740	296.81	704	83.4
200,000.01 – 225,000.00	26,290,486	135	2.22	194,744	9.890	298.69	702	88.4
225,000.01 – 250,000.00	37,355,530	203	3.16	184,017	9.160	297.31	716	83.2
250,000.01 – 275,000.00	14,693,551	69	1.24	212,950	10.053	298.34	696	84.6
275,000.01 – 300,000.00	29,978,778	131	2.53	228,846	8.977	297.34	709	80.8
300,000.01 – 325,000.00	10,744,685	47	0.91	228,610	9.462	298.55	704	86.8
325,000.01 – 350,000.00	14,332,227	48	1.21	298,588	9.611	298.47	711	83.5
350,000.01 – 375,000.00	9,867,307	37	0.83	266,684	8.587	298.66	723	86.0
375,000.01 – 400,000.00	12,264,031	41	1.04	299,123	9.508	298.91	713	81.4
400,000.01 – 425,000.00	10,370,689	30	0.88	345,690	9.606	297.93	703	84.2
425,000.01 – 450,000.00	8,759,357	24	0.74	364,973	9.211	298.40	721	85.1
450,000.01 – 475,000.00	8,851,696	25	0.75	354,068	9.523	299.06	713	79.3
475,000.01 – 500,000.00	27,144,914	71	2.29	382,323	9.275	297.89	716	77.7
500,000.01 – 525,000.00	6,314,476	18	0.53	350,804	10.240	298.41	721	90.4
525,000.01 – 550,000.00	5,729,995	12	0.48	477,500	10.591	298.78	697	84.8
550,000.01 – 575,000.00	5,546,201	12	0.47	462,183	10.059	297.97	715	88.0
575,000.01 – 600,000.00	5,438,835	12	0.46	453,236	9.443	298.04	711	79.2
600,000.01 – 625,000.00	3,102,249	6	0.26	517,042	10.010	298.13	702	78.9
625,000.01 – 650,000.00	545,118	2	0.05	272,559	9.406	292.90	689	76.0
650,000.01 – 675,000.00	3,920,301	6	0.33	653,383	8.988	298.49	706	85.0
675,000.01 – 700,000.00	2,375,354	4	0.20	593,838	8.766	298.43	738	72.9
700,000.01 – 725,000.00	5,154,430	10	0.44	515,443	9.230	297.66	732	82.9
725,000.01 – 750,000.00	8,181,272	16	0.69	511,329	9.739	298.86	693	79.1
750,000.01 – 775,000.00	3,798,000	5	0.32	759,600	9.249	298.20	712	82.8
775,000.01 – 800,000.00	3,110,213	5	0.26	622,043	8.374	296.20	738	83.4
800,000.01 – 825,000.00	2,268,289	4	0.19	567,072	9.909	298.45	691	77.8
825,000.01 – 850,000.00	1,673,488	3	0.14	557,829	9.161	298.51	708	81.3
850,000.01 – 875,000.00	1,677,178	3	0.14	559,059	8.576	297.48	713	91.8
875,000.01 – 900,000.00	4,268,544	6	0.36	711,424	9.003	297.74	705	84.2
925,000.01 – 950,000.00	994,659	2	0.08	497,330	7.784	297.51	715	89.7
950,000.01 – 975,000.00	5,337,220	6	0.45	889,537	9.598	298.56	723	79.9
975,000.01 – 1,000,000.00	14,251,880	24	1.20	593,828	8.744	297.81	701	73.7
Greater than 1,000,000.00	32,492,028	31	2.75	1,048,130	8.839	298.66	698	73.2

Total	$1,183,360,893	16,799	100.00%

As of the cut-off date, the average credit limit of the cut-off date mortgage loans in loan group 2 was approximately $84,945.

A-I-16

Lien Priority for the Group 2 Mortgage Loans

Lien Priority	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Second Liens	$1,183,360,893	16,799	100.00%	$70,442	9.620%	297.50	703	86.3%

Total	$1,183,360,893	16,799	100.00%

Delinquency Status for the Group 2 Mortgage Loans

Delinquency Status	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Current	$1,183,360,893	16,799	100.00%	$70,442	9.620%	297.50	703	86.3%

Total	$1,183,360,893	16,799	100.00%

Origination Year for the Group 2 Mortgage Loans

Origination Year	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
1997	$115,885	5	0.01%	$23,177	8.589%	196.47	758	78.6%
1998	78,871	6	0.01	13,145	8.276	205.88	758	73.6
1999	347,238	17	0.03	20,426	8.431	216.46	784	64.3
2000	2,274,759	71	0.19	32,039	9.592	235.79	669	74.4
2001	4,825,463	162	0.41	29,787	9.383	235.56	692	80.5
2002	1,121,321	40	0.09	28,033	8.354	247.32	732	79.8
2003	4,324,567	201	0.37	21,515	8.666	267.02	732	81.1
2004	11,449,910	314	0.97	36,465	9.104	276.97	717	80.9
2005	44,836,822	973	3.79	46,081	9.421	290.39	706	81.1
2006	1,113,986,058	15,010	94.14	74,216	9.640	298.61	703	86.7

Total	$1,183,360,893	16,799	100.00%

A-I-17